As filed with the Securities and Exchange Commission on November 28, 2011
Registration No. 333-176987

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1  TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-8988475
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard

Englewood, Colorado 80112

(Address of principal executive offices) (Zip Code)

Liberty Media 401(k) Savings Plan

(Full title of the plan)

Charles Y. Tanabe, Esq. Liberty Media Corporation 12300 Liberty Boulevard Englewood, Colorado 80112 (720) 875-5400 (Name, address and telephone number of agent for service)	Copy to: Renee L. Wilm, Esq. Baker Botts L.L.P. 30 Rockefeller Plaza New York, New York 10112 (212) 408-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company ☐

PARTIAL TERMINATION OF REGISTRATION:

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-8 (Registration No. 333-176987) of Liberty Media Corporation (the “Company”), which was filed with the Securities and Exchange Commission on September 26, 2011 (the “Registration Statement”). The Registration Statement relates to the registration of securities issuable pursuant to the Liberty Media 401(k) Savings Plan (the “Plan”).

On November 28, 2011, the Company converted each outstanding share of its Series A Liberty Starz common stock and Series B Liberty Starz common stock into 0.88129 of a share of its Series A Liberty Capital common stock and Series B Liberty Capital common stock, respectively, with cash paid in lieu of fractional shares. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement deregisters all of the shares of Series A Liberty Starz common stock, par value $.01 per share, of the Company registered for issuance under the Registration Statement that remain unsold as of the date hereof.

Item 8. Exhibits.

Exhibit No.	Description

24.1	Power of Attorney*

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 28th day of November, 2011.

LIBERTY MEDIA CORPORATION

By:	/s/ Charles Y. Tanabe
Name:	Charles Y. Tanabe
Title:	Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, the Plan Committee for the Liberty Media 401(k) Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 28th day of November, 2011.

LIBERTY MEDIA CORPORATION

By:	/s/ Neal Dermer
Name:	Neal Dermer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

*	Chairman of the Board and Director	November 28, 2011
John C. Malone

*	Chief Executive Officer (Principal Executive Officer), President and Director	November 28, 2011
Gregory B. Maffei

*	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	November 28, 2011
Christopher W. Shean

*	Director	November 28, 2011
Robert R. Bennett

	Name	Title	Date

	*	Director	November 28, 2011
Donne F. Fisher

	*	Director	November 28, 2011
M. Ian Gilchrist

	*	Director	November 28, 2011
Evan D. Malone

	*	Director	November 28, 2011
David E. Rapley

	*	Director	November 28, 2011
Larry E. Romrell

	*	Director	November 28, 2011
Andrea L. Wong

*By:	/s/ Charles Y. Tanabe		November 28, 2011
Charles Y. Tanabe
Attorney-in-Fact

Exhibit Index

Exhibit No.	Description

24.1	Power of Attorney*

* Previously filed